UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Forbearance Agreements

On December 19, 2017, and with respect to the RBL Forbearance Agreement (as defined below), December 20, 2017, EXCO Resources, Inc. (the “Company”) and certain subsidiaries of the Company (the “Guarantors” and, together with the Company, the “Obligors”) entered into a series of forbearance agreements with:

•	certain holders (the “Supporting Holders”) of approximately $275.0 million in aggregate principal amount (representing approximately 87% of the outstanding principal amount) of the Company’s 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022 (the “Senior Secured Notes”) issued pursuant to the Indenture (as amended, supplemented, or modified from time to time, the “Indenture”), dated as of March 15, 2017, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee (the “1.5L Forbearance Agreement”);

•	certain lenders (the “1.75L Supporting Lenders”) of approximately $546.8 million in aggregate principal amount (representing approximately 81% of the outstanding principal amount) of the term loans under the Company’s 1.75 Lien Term Loan Facility, pursuant to that certain Credit Agreement (as amended, supplemented, or modified from time to time, the “1.75L Credit Agreement”), dated March 15, 2017, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association as administrative agent and collateral trustee (the “1.75L Forbearance Agreement”); and

•	the majority lenders and the administrative agent (the “RBL Supporting Lenders” and together with the Supporting Holders and the 1.75L Supporting Lenders, the “Forbearing Parties”) under the Company’s Senior Secured Reserve-Based Revolving Credit Agreement (as amended, supplemented, or modified from time to time, the “RBL Credit Agreement” and, together with the Indenture and the 1.75L Credit Agreement, the “Debt Instruments”), dated July 31, 2013, by and among the Company, the guarantors party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “RBL Forbearance Agreement” and together with the 1.5L Forbearance Agreement and the 1.75L Forbearance Agreement, the “Forbearance Agreements”).

Pursuant to the Forbearance Agreements, the Forbearing Parties have agreed to forbear from exercising their rights and remedies under the Debt Instruments or the related security documents until the earlier of (a) 11:59 p.m. New York City time on January 15, 2018 and (b) the date the Forbearance Agreements otherwise terminate in accordance with the terms therein, with respect to certain anticipated events of default arising under the Debt Instruments as a result of the Company’s failure to pay interest due on the 1.75 Lien Credit Agreement on December 20, 2017, its anticipated failure to pay interest on its second lien term loan due on December 29, 2017 and certain covenant defaults under the RBL Credit Agreement. Pursuant to the 1.5L Forbearance Agreement, the Supporting Holders have agreed to not deliver any notice or instruction in respect of the exercise any of the rights and remedies under the Indenture or the related security documents with respect to such defaults. The Supporting Holders have also agreed to not transfer any ownership in the Senior Secured Notes held by any of the Supporting Holders during the Forbearance Period other than to potential transferees currently parties to or who agree in writing to be bound by the 1.5L Forbearance Agreement and agreed, in their capacity as holders of the Company’s common stock, to waive any breach of the registration rights agreement entered into in connection with the issuance of the Senior Secured Notes arising out the Company’s failure to maintain an effective resale registration statement. In connection with the RBL Forbearance Agreement, the Company has agreed to pay certain fees to the lenders.

The foregoing description of the Forbearance Agreements is a summary only and is qualified in its entirety by reference to the complete text of the (i) the 1.5L Forbearance Agreement, attached as Exhibit 10.1 hereto, (ii) the 1.75L Forbearance Agreement, attached as Exhibit 10.2 hereto and (iii) the RBL Forbearance Agreement attached as Exhibit 10.3 herein, each incorporated herein by reference.

DIP Commitment Letter

On December 20, 2017, the Company entered into a commitment letter for $250 million of senior secured debtor-in-possession facilities in connection with a potential filing of voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

On December 21, 2017, the Company issued a press release announcing the Forbearance Agreements and the receipt of the debtor-in-possession financing commitment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

No decision by the Obligors to file a petition under Chapter 11 of the U.S. Bankruptcy Code has been made at this time. The Forbearance Agreements are intended to provide the Obligors an opportunity to negotiate a restructuring transaction and the debtor-in-possession financing commitment is intended to provide the Company with necessary liquidity should the Company file a Chapter 11 proceeding. The Company is negotiating the terms of a restructuring with the Forbearing Parties. Until any definitive agreements are negotiated in their entirety and executed, and the transactions contemplated thereby are consummated, there can be no assurance that any restructuring transaction will be completed by the end of the Forbearance Period or at all. The Company may file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code if the Company is unable to negotiate and implement a restructuring before the end of the Forbearance Period or if any negotiated restructuring requires implementation through a Chapter 11 proceeding.

The information included in this Current Report on Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Resignation and Appointment of Trustee: Unsecured Notes

On December 15, 2017, Wilmington Trust Company (the “Resigning Trustee”), resigned as Trustee under the Indenture relating to its 7.500% Senior Notes due 2018 and its 8.500% Senior Notes due 2022.

The Company entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument of Resignation”), dated December 15, 2017 and effective as of December 30, 2017 (the “Effective Date”), with the Resigning Trustee and Wilmington Savings Fund Society, FSB (the “Successor Trustee”). The Instrument of Resignation provides that, effective as of the Effective Date, (1) the Resigning Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title, interest under the Indenture and all of its rights, title, interests, capacities, privileges, duties and responsibilities as Trustee and security registrar under the Indenture; (2) the Company accepts the resignation of the Resigning Trustee as Trustee and security registrar under the Indenture and appoints the Successor Trustee as Trustee and security registrar under the Indenture; and (3) the Successor Trustee accepts its appointment as successor Trustee and security registrar, and shall be vested with all of the rights, title, interests, capacities, privileges, duties and responsibilities of the Trustee and security registrar under the Indenture.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Instrument of Resignation, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

4.1	Instrument of Resignation, Appointment and Acceptance, dated as of December 15, 2017, by and among EXCO Resources, Inc., Wilmington Trust, National Association and Wilmington Savings Fund Society, FSB.

10.1	Forbearance Agreement, dated as of December 19, 2017, by and among the Company, the subsidiary guarantors party thereto, and the Supporting Holders.

10.2	Forbearance Agreement, dated as of December 19, 2017, by and among the Company, the subsidiary guarantors party thereto, and the 1.75L Supporting Lenders.

10.3	Forbearance Agreement, dated as of December 20, 2017, by and among the Company, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the RBL Supporting Lenders.

99.1	Press release, dated December 21, 2017, issued by EXCO Resources, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: December 21, 2017	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary